CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our reports dated March 2, 2012, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, included in First Community Bancshares, Inc. and Subsidiaries 2011 Annual Report on Form 10-K, incorporated by reference herein.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

August 2, 2012